                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-8 of our reports dated June 2, 2003 relating to the reorganized company financial statements and financial statement schedule, and dated June 5, 2002 relating to the predecessor company financial statements and financial statement schedule, which appear in Metal Management Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
July 9, 2003